Exhibit 32.2
Certification pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Form 10-Q of Noven Pharmaceuticals, Inc. (“Noven”) for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael D. Price, Vice President and Chief Financial Officer of Noven, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Noven.
/s/ Michael D. Price
Name: Michael D. Price
Title: Vice President and Chief Financial Officer
Date: November 10, 2008